UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

ELLIE MAE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35140	94-3288780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4420 Rosewood Drive, Suite 500
Pleasanton, California 94588

(Address of principal executive
offices, including Zip Code)

(925) 227-7000

Registrant’s telephone number,
including area code:

Not Applicable:

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 3, 2016, Ellie Mae, Inc. (“Ellie Mae”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc., as representatives of the underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which Ellie Mae agreed to issue and sell 2,750,000 shares of its common stock, par value $0.0001 per share, at a public offering price of $90.00 per share in an underwritten public offering (the “Offering”).  Under the terms of the Underwriting Agreement, Ellie Mae granted the Underwriters a 30-day option to purchase up to an additional 412,500 shares of Ellie Mae’s common stock (the “Option”).  The shares of common stock will be issued pursuant to a prospectus supplement dated August 3, 2016, which was filed with the U.S. Securities and Exchange Commission (the “Commission”) in connection with Ellie Mae’s registration statement on Form S-3 (File No. 333-212810) that was filed with the Commission and was automatically effective on August 1, 2016 (the “Registration Statement”) and the related prospectus dated August 1, 2016.

The Underwriters exercised the Option on August 4, 2016, and the Offering, including the sale of shares subject to the Option, closed on August 9, 2016.  Ellie Mae estimates that net proceeds from the Offering were approximately $271.2 million, after deducting underwriting discounts and commissions and estimated offering expenses.  Ellie Mae intends to use the net proceeds from the Offering for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters and capital expenditures.  Ellie Mae may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement its business.

The Underwriting Agreement contains customary representations, warranties, and covenants by Ellie Mae and customary indemnification obligations of each of Ellie Mae and the Underwriters, including for liabilities under the Securities Act of 1933, as amended.  In addition, subject to certain exceptions, each director and executive officer of Ellie Mae has entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of securities of Ellie Mae during the 90-day period following the Offering, subject to certain exceptions.  Ellie Mae is also restricted in its ability to sell securities during the 90-day period.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.  The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of Ellie Mae.  Rather, investors and the public should look to other disclosures contained in Ellie Mae’s filings with the Commission.

A copy of the opinion of Orrick, Herrington & Sutcliffe LLP relating to the legality of the issuance and sale of the shares in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On August 4, 2016, the Underwriters notified Ellie Mae of the exercise in full of their option to purchase the additional 412,500 shares of common stock, and the Offering, including the sale of shares of common stock subject to the Underwriters’ option, closed on August 9, 2016.

This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1 and Exhibit 23.1 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of August 3, 2016, by and among J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc., as representatives of the several underwriters named in Schedule 1 thereto.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2016	Ellie Mae, Inc.

	By:	/s/ Brian Brown
Brian Brown
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of August 3, 2016, by and among J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc., as representatives of the several underwriters named in Schedule 1 thereto.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1).